Exhibit 10.3 Letter Agreement dated December 5, 2003, between Sequiam Corporation and The Eversull Group, Inc.

Jack  W.  Eversull
President

                                                                  [LOGO OMITTED]

December  1,  2003

Mr.  Nick  VandenBrekel
Chairman,  President  &  CEO
Sequiam  Corporation
300  Sunport  Lane
Orlando,  FL  32809

Dear  Nick:

This Letter Agreement between The Eversull Group, Inc. (TEG) and Sequiam Corporation (SQUM) outlines the terms and conditions for investor, shareholder, press relations and capital search consulting services which will be rendered effective December 1, 2003.

                              TERMS AND CONDITIONS

- 1. Monthly retainer payable in advance of $2,000.00 on or before the 1st of each month and an annual retainer of 144 restricted shares payable as a 140,000 share grant beginning December 1, 2003. Monthly retainer will be accrued for the first ninety (90) days of this agreement and will be paid on March 1, 2003.

-    2.   Out  of  pocket expenses paid by TEG on behalf of SQUM, will be billed to  SQUM  with  a  10%  accounting  charge  added.

-    3.   A  $250.00  increase in the monthly fee will be earned up to a maximum of $4,000.00 monthly retainer for attainment of each of the following performance objectives:

     a. SQUM's common stock reaches $.50 per share, adjusted for splits and stock dividends.

     b. SQUM's common stock reaches $1.00 per share, adjusted for splits and stock dividends.

c. SQUM's common stock reaches $2.00 per share, adjusted for splits and stock dividends.


                               The Eversull Group
         Investor Relations Consulting & Shareholder Services consulting
         ---------------------------------------------------------------
  5728 LBJ Freeway, Suite 200  Dallas, Texas 75240   Voice  (972) 991-1672   Fax
                                 (972) 991-7359
     Website: www.theeversullgroup.com     E-mail jack@theeversullgroup.com
              ------------------------            -------------------------


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     SEQUIAM  CORPORATION
     DECEMBER  1,  2003

     PAGE  2

d. SQUM's common stock reaches $3.00 per share, adjusted for splits and stock dividends.

e. SQUM's common stock reaches $5.00 per share, adjusted for splits and stock dividends.

     f. SQUM's common stock reaches $10.00 per share, adjusted for splits and stock dividends.

     g. For each security analyst that initiates coverage on SQUM initiated by TEG.

     h.   For  each fund manager that takes a position in SQUM initiated by TEG.

     i.   For  each  favorable  media event or article on SQUM initiated by TEG.

- 4. In consideration for TEG's services as herein described, Sequiam Corporation will pay to TEG three percent (3%) of all debt or equity funding obtained from sources introduced by TEG and accepted by Sequiam Corporation. Such sources may include institutions, venture capital firms and high net worth individuals. It is understood and agreed by SQUM that the above described compensation is based on all the services to be provided by TEG and TEG will not be engaged in the offer, solicitation or sale of any securities for or on behalf of SQUM.

-    5.   After  May  31, 2004 the initial six (6) month commitment period, this agreement may be canceled with a thirty (30) day written notice by either party.

-    6.   Assignable  by  written  consent  SQUM.

                            SERVICES TO BE PERFORMED

1. Develop for approval an investor relations and shareholder relations strategy.

2. Develop for approval plans and programs to implement the approved investor relations strategy.

3. Assist and advise with presentations, speeches, slides, meeting materials, conference calls, etc.

4. Set up meetings, make other arrangements necessary to accomplish investor relations strategy on behalf of SQUM's management, and provide follow up feedback.


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SEQUIAM CORPORATION
DECEMBER 1, 2003

PAGE 3

5. Develop an investment community database specifically for SQUM, update and maintain.

6.   Assist with news releases and press relations.

7.   Develop a Direct Stock Purchase Plan for SQUM, if desired.

8. Develop narratives; arrange for design and printing of quarterly and or annual report.

9.   Evaluate transfer agent and negotiate new contract, if needed.

10. Assist and advise management in continuing to build credibility and in improving coverage within the investment community.

-    11.   Arrange for necessary public company vendors such as conference call, blast  fax, newswire, stock surveillance services as needed and/or desired.

I trust that this letter agreement covers all possible aspects for our consulting services. The Eversull Group will perform all services in a professional, cost effective and proactive manner with the objective of maximizing Sequiam Corporation shareholder value. I personally look forward with great enthusiasm to working with you.

Yours  very  truly,



Jack  W.  Eversull
President

JWE:jm



Accepted  by:



--------------------------------                --------------------------------
Nick  VandenBrekel                                                         Date
Chairman,  President  &  CEO
Sequiam  Corporation


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